STOCK TRANSFER FORM

J30

(Above this line for Registrars only)

Consideration Money £ NIL	Certificate lodged with the Registrar (For completion by the Registrar/Stock Exchange)

Full name of Undertaking.	Endeavour Principle Capital Limited (Co. No. 07908306)	
Full description of Security.	£1 Ordinary Shares	
Number or amount of Shares, Stock or other security and, in figures column only, number and denomination of units, if any.	Words Ten thousand	Figures 10,000 (units of)
Name(s) of registered holder(s) should be given in full; the address should be given where there is only one holder. If the transfer is not made by the registered holder(s) insert also the name(s) and capacity (e.g., Executor(s)) of the person(s) making the transfer.	In the name(s) of Mark Kevin Hunter 3 Beechwood Court Adel Leeds LS16 7TR	Account Designation (if any)

PLEASE SIGN HERE

I/We hereby transfer the above security out of the name(s) aforesaid to the person(s) named below *or to the several persons named in Parts 2 of Brokers Transfer Forms relating to the above security:*

Delete words in italics except for stock exchange transactions.

Signature(s) of

1. ....

2. ....

3. ....

4. ....

A body corporate should execute this transfer under its common seal or otherwise in accordance with applicable statutory requirements

Stamp of Selling Broker(s) or, for transactions which are not stock exchange transactions, of Agent(s), if any, acting for the Transferor(s).

Date ....

Full name(s) and full postal address(es) (including County or, if applicable, Postal District number) of the person(s) to whom the security is transferred.

Please state title, if any, or whether Mr., Mrs. or Miss.

Please complete in typewriting or in Block Capitals.

Account Designation (if any)

Finishing Touches Home Goods Inc
320 East Shea Boulevard, Suite 200
Phoenix
Arizona 85025
USA

I/We request that such entries be made in the register as are necessary to give effect to this transfer.

Stamp of Buying Broker(s) (if any)	Stamp or name and address of person lodging this form (if other than the Buying Broker(s))

Reference to the Registrar in this form means the registrar or registration agent of the undertaking, not the Registrar of Companies at Companies House

(1) Delete as appropriate
(2) Insert "A", "B" or appropriate category

FORM of CERTIFICATE REQUIRED WHERE TRANSFER IS NOT LIABLE TO STAMP DUTY

Pursuant to the Stamp Duty (Exempt Instruments) Regulations 1987

(1) I/We hereby certify that this instrument falls within category (2)_____ in the schedule to the Stamp Duty (Exempt Instruments) Regulations 1987, set out below.

*Signature(s)

____

____

____

*Description: "Transferor", "Solicitor", or state capacity of other person duly authorised to sign and giving the certificate from his known knowledge of the transaction.

____

____

____

Date ______________________

*NOTE - The above certificate should be signed by (i) the transferor(s) or (ii) a solicitor or other person (e.g. bank acting as trustee or executor) having a full knowledge of the facts. Such other person must state the capacity in which he signs, that he is authorised so to sign and gives the certificate from his own knowledge of the transactions.

SCHEDULE

A. The vesting of property subject to a trust in the trustees of the trust on the appointment of a new trustee, or in the continuing trustees on the retirement of a trustee.
B. The conveyance or transfer of property the subject of a specific devise or legacy to the beneficiary named in the will (or his nominee).
C. The conveyance or transfer of property which forms part of an intestate's estate to the person entitled on intestacy (or his nominee).
D. The appropriation of property within section 84(4) of the Finance Act 1985 (death: appropriation in satisfaction of a general legacy of money) or section 84(5) or (7) of that Act (death: appropriation in satisfaction of any interest of surviving spouse and in Scotland also of any interest of issue).
E. The conveyance or transfer of property which forms part of the residuary estate of a testator to a beneficiary (or his nominee) entitled solely by virtue of his entitlement under the will.
F. The conveyance or transfer of property out of a settlement in or towards satisfaction of a beneficiary's interest, not being an interest acquired for money or money's worth, being a conveyance or transfer constituting a distribution of property in accordance with the provisions of the settlement.
G. The conveyance or transfer of property on and in consideration only of marriage to a party to the marriage (or his nominee) or to trustees to be held on the terms of a settlement made in consideration only of the marriage.
H. The conveyance or transfer of property within section 83(1) of the Finance Act 1985 (transfers in connection with divorce etc.).
I. The conveyance or transfer by the liquidator of property which formed part of the assets of the company in liquidation to a shareholder of that company (or his nominee) in or towards satisfaction of the shareholder's rights on a winding-up.
J. The grant in fee simple of an easement in or over land for no consideration in money or money's worth.
K. The grant of a servitude for no consideration in money or money's worth.
L. The conveyance or transfer of property operating as a voluntary disposition *inter vivos* for no consideration in money or money's worth nor any consideration referred to in section 57 of the Stamp Act 1891 (conveyance in consideration of a debt etc.).
M. The conveyance or transfer of property by an instrument within section 84(1) of the Finance Act 1985 (death: varying disposition).

Instructional Notes

1. In order to obtain exemption from Stamp Duty on transactions described in the above schedule the Certificate must be completed and may then be lodged for registration or otherwise acted upon. Adjudication by the Stamp Office is not required.
2. This form does not apply to transactions falling within categories (a) and (b) in the form of certificate required where the transfer is not liable to ad valorem stamp duty set out below. In these cases the form of certificate printed below should be used. Transactions within either of those categories require submission of the form to the Stamp Office and remain liable to £5 duty.

FORM OF CERTIFICATE REQUIRED WHERE TRANSFER IS NOT LIABLE TO *AD VALOREM STAMP DUTY*

Instruments of transfer are liable to a fixed duty of £5 when the transaction falls within one of the following categories:-

a Transfer by way of security for a loan or re-transfer to the original transferor on repayment of a loan.
b Transfer, not on sale and not arising under any contract of sale and where no beneficial interest in the property passes: (i) to a person who is a mere nominee of, and is nominated only by, the transferor; (ii) from a mere nominee who has at all times, held the property on behalf of the transferee; (iii) from one nominee to another nominee of the same beneficial owner where the first nominee has at all times held the property on behalf of that beneficial owner. (NOTE - this category does not include a transfer made in any of the following circumstances: (i) by a holder of stock, etc., following the grant of an option to purchase the stock, to the person entitled to the option or his nominee; (ii) to a nominee in contemplation of a contract for the sale of the stock, etc., then about to be entered into; (iii) from the nominee of a vendor, who has instructed the nominee orally or by some unstamped writing to hold stock, etc., in trust for a purchaser, to such a purchaser.)

(1) I hereby certify that the transaction in respect of which this transfer is made is one which falls within the category (2) B above
(3) ______________________

____

____

____

(1) "I" or "We".
(2) Insert "(a)" or "(b)"
(3) Here set out concisely the facts explaining the transaction Adjudication may be required.

*Signature(s)

____

____

____

____

*Description ("Transferor", "Solicitor", etc.)

____

____

____

____

Date ______________________

*NOTE - The above certificate should be signed by (1) the transferor(s) or (2) a member of a stock exchange or a solicitor or an accredited representative of a bank acting for the transferor(s); in cases falling within (a) where the bank or its official nominee is a party to the transfer, a certificate, instead of setting out the facts, may be to the effect that "the transfer is excepted from Section 74 of the Finance (1909-10) Act 1910". A certificate in other cases should be signed by a solicitor or other person (e.g. a bank acting as trustee or executor) having a full knowledge of the facts.

This certificate relates to an instrument made on ______________________ between:-